Exhibit 10.1

ASSET REPRESENTATIONS REVIEW AGREEMENT

among

GNMAG ASSET BACKED SECURITIZATIONS TRUST, SERIES ____,

Issuer

GNMAG ASSET BACKED SECURITIZATIONS, LLC,

Depositor,

_____________________,

Trustee

and

_____________________,

Asset Representations Reviewer

Dated as of __________, 20__

-i-

Table of Contents

(continued)

SCHEDULES

Schedule A       Representations and Warranties and Procedures to be Performed

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ASSET REPRESENTATIONS REVIEW AGREEMENT dated as of _________, 20__ (this “Agreement”), among GNMAG ASSET BACKED SECURITIZATIONS TRUST, SERIES ________, a New York common law trust (the “Issuer”), GNMAG ASSET BACKED SECURITIZATIONS, LLC, a Delaware limited liability company (the “Depositor”), [TRUSTEE], [entity type], in its capacity as Trustee (in such capacity, the “Trustee”) and [ASSET REPRESENTATIONS REVIEWER], [entity type], as Asset Representations Reviewer (the “Asset Representations Reviewer”).

WHEREAS, the Depositor has been formed to acquire, from time to time, mortgage pass-through certificates guaranteed by the Government National Mortgage Association (“Ginnie Mae” and such certificates, the “Agency Securities”).

WHEREAS, in connection with a securitization transaction sponsored by GMTH Holdings, LLC, a Delaware limited liability company and owner of 100% of the membership interests of the Depositor, the Depositor sold one or more Agency Securities to the Issuer.

WHEREAS, the Issuer has granted a security interest in the Agency Securities to the Trustee, for the benefit of the Certificateholders, pursuant to the Trust Agreement.

WHEREAS, the Issuer has determined to engage the Asset Representations Reviewer to perform reviews of certain Agency Securities for compliance with the representations and warranties made by the Depositor with respect to the Agency Securities in the pool.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows.

ARTICLE I
DEFINITIONS

Section 1.1. Definitions. Capitalized terms that are used but are not otherwise defined in this Agreement have the meanings assigned to them in the Trust Agreement, dated as of __________, 20__, by and between the Depositor, and the Trustee.

Section 1.2. Additional Definitions. The following terms have the meanings given below:

“Asset Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Asset Review Security in accordance with Section 3.4.

“Asset Review Demand Date” means, for an Asset Review, the date when the Trustee determines that each of (a) the Delinquency Trigger has occurred and (b) the required percentage of Certificateholders has voted to direct an Asset Review under Section [___] of the Trust Agreement.

“Asset Review Fee” has the meaning assigned to such term in Section 4.3(b).

“Asset Review Materials” means, with respect to an Asset Review and an Asset Review Security, the documents and other materials for each Test listed under “Documents” in Schedule A.

“Asset Review Notice” means the notice from the Trustee to the Asset Representations Reviewer, the Depositor and the Securities Agent directing the Asset Representations Reviewer to perform an Asset Review.

“Asset Review Report” means, with respect to any Asset Review, the report of the Asset Representations Reviewer prepared in accordance with Section 3.5.

“Asset Review Security” means, with respect to any Asset Review, each Agency Security that is thirty (30) or more days delinquent as of the end of any Due Period.

“Basic Documents” means the Trust Agreement and Agency Securities Sale Agreement.

“Confidential Information” has the meaning assigned to such term in Section 4.8(a).

“Eligible Asset Representations Reviewer” means a Person that (a) is not an Affiliate of the Sponsor, the Depositor, the Trustee, the Securities Agent, or any of their Affiliates, (b) was not, and is not an Affiliate of a Person that was, engaged by the Sponsor or any Underwriter to perform any due diligence on the Agency Securities prior to the Closing Date and (c) is not responsible for reviewing the Agency Securities for compliance with the representations under the Basic Documents, except in connection with a review hereunder, or for determining whether noncompliance with any representation is a breach of the Basic Documents.

“Test” has the meaning assigned to such term in Section 3.4(a).

“Test Fail” has the meaning assigned to such term in Section 3.4(a).

“Test Pass” has the meaning assigned to such term in Section 3.4(a).

ARTICLE II
ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1. Engagement; Acceptance. The Issuer hereby engages _________________ to act as the Asset Representations Reviewer for the Issuer. _____________________ accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.2. Confirmation of Status. The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Asset Review Securities for compliance with the representations and warranties under the Basic Documents, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Basic Documents.

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ARTICLE III
ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1. Asset Review Notices. Upon receipt of an Asset Review Notice from the Trustee in the manner set forth in Section [___] of the Trust Agreement, the Asset Representations Reviewer will start an Asset Review. The Asset Representation Reviewer will have no obligation to start an Asset Review unless and until an Asset Review Notice is received.

Section 3.2. Identification of Asset Review Securities. Within [ten (10)] Business Days of receipt of an Asset Review Notice, the Trustee will deliver to the Asset Representations Reviewer and the Trustee a list of the related Asset Review Securities.

Section 3.3. Asset Review Materials.

(a) Access to Asset Review Materials. The Trustee will give the Asset Representations Reviewer access to the Asset Review Materials for all of the Asset Review Securities within sixty (60) days of receipt of the Asset Review Notice in one or more of the following ways: (i) by providing remote access to the Trustee’s [processing systems]; (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access; (iii) by providing originals or photocopies at one of the properties of the Trustee where the Asset Receivable Files are located; or (iv) in another manner agreed by the Trustee and the Asset Representations Reviewer.

(b) Missing or Insufficient Asset Review Materials. If any of the Asset Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test, the Asset Representations Reviewer will notify the Trustee promptly, and in any event no less than [twenty (20)] days before completing the Asset Review, and the Trustee will have [fifteen (15)] days to give the Asset Representations Reviewer access to such missing Asset Review Materials or other documents or information to correct the insufficiency. If the missing or insufficient Asset Review Materials have not been provided by the Trustee within [fifteen (15)] days, the parties agree that the Asset Review Security will have a Test Fail for the related Test(s) and the Test(s) will be considered completed and the Asset Review Report will indicate the reason for the Test Fail.

Section 3.4. Performance of Asset Reviews.

(a) Test Procedures. For an Asset Review, the Asset Representations Reviewer will perform for each Asset Review Security the procedures listed under “Procedures to be Performed” in Schedule A for each representation and warranty (each, a “Test”), using the Asset Review Materials listed for each such Test in Schedule A. For each Test and Asset Review Security, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

(b) Asset Review Period. The Asset Representations Reviewer will complete the Asset Review of all of the Asset Review Securities within sixty (60) days of receiving access to the Asset Review Materials under Section 3.3(a). However, if additional Asset Review Materials are provided to the Asset Representations Reviewer in accordance with Section 3.3(b), the Asset Review period will be extended for an additional thirty (30) days.

(c) [Reserved.]

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(d) Previously Reviewed Agency Security. If any Asset Review Security was included in a prior Asset Review, the Asset Representations Reviewer will not perform any Tests on it, but will include the results of the previous Tests in the Asset Review Report for the current Asset Review.

(e) Termination of Asset Review. If an Asset Review is in process and the Certificates will be paid in full on the next Settlement Date, the Trustee will notify the Asset Representations Reviewer no less than ten (10) days before that Settlement Date. On receipt of the notice, the Asset Representations Reviewer will terminate the Asset Review immediately and will have no obligation to deliver an Asset Review Report.

Section 3.5. Asset Review Reports. Within [five (5)] days of the end of the Asset Review period under Section 3.4(b), the Asset Representations Reviewer will deliver to the Issuer, the Depositor, the Trustee an Asset Review Report indicating for each Asset Review Security whether there was a Test Pass or a Test Fail for each Test. The Asset Review Report will contain a summary of the Asset Review results to be included in the Issuer’s Form 10-D report for the Due Period in which the Asset Review Report is received. [The Asset Representations Reviewer will ensure that the Asset Review Report does not contain any Non-Public Personal Information.]

Section 3.6. Asset Review Representatives.

(a) Trustee Representative. The Trustee will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Asset Review Materials on the Trustee’s [processing systems], obtaining missing or insufficient Asset Review Materials and/or providing clarification of any Asset Review Materials or Tests.

(b) Asset Representations Reviewer Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer and the Trustee during the performance of an Asset Review.

(c) Questions About Asset Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Asset Review Report from the Trustee or the Depositor until the earlier of (i) the payment in full of the Certificates and (ii) one year after the delivery of the Asset Review Report. The Asset Representations Reviewer will have no obligation to respond to questions or requests for clarification from Certificateholders or any other Person and will direct such Persons to submit written questions or requests to the Trustee.

Section 3.7. Dispute Resolution. If an Asset Review Security that was reviewed by the Asset Representations Reviewer is the subject of a dispute resolution proceeding under Section [___] of the Trust Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section [___] of the Trust Agreement; provided, however, if such amounts are paid by the Trustee and are not reimbursed by the directing Certificateholders or the Trustee, as applicable, shall be reimbursed by the Issuer pursuant to Section [___] of the Trust Agreement without counting toward the calculation of any cap on fees, expenses or indemnities thereunder. If not paid by a party to the dispute resolution, the expenses will be reimbursed by the Issuer according to Section 4.3(d).

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Section 3.8. Limitations on Asset Review Obligations.

(a) Asset Review Process Limitations. The Asset Representations Reviewer will have no obligation:

(i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Certificateholders has voted to direct an Asset Review under the Trust Agreement, and is entitled to rely on the information in any Asset Review Notice delivered by the Trustee;

(ii) to determine which Agency Securities are subject to an Asset Review, and is entitled to rely on the lists of Asset Review Securities provided by the Trustee;

(iii) to obtain or confirm the validity of the Asset Review Materials and no liability for any errors contained in the Asset Review Materials and will be entitled to rely on the accuracy and completeness of the Asset Review Materials;

(iv) to obtain missing or insufficient Asset Review Materials from any party or any other source;

(v) to take any action or cause any other party to take any action under any of the Basic Documents or otherwise to enforce any remedies against any Person for breaches of representations or warranties about the Asset Review Securities;

(vi) to determine the reason for the delinquency of any Asset Review Security, the overall quality of any Asset Review Security or the compliance by the Trustee with its covenants with respect to the servicing of such Asset Review Security; or

(vii) to establish cause, materiality or recourse for any failed Test as described in Section 3.4.

(b) Testing Procedure Limitations. The Asset Representations Reviewer will only be required to perform the testing procedures listed under “Procedures to be Performed” in Schedule A, and will have no obligation to perform additional procedures on any Asset Review Security or to provide any information other than an Asset Review Report indicating for each Asset Review Security whether there was a Test Pass or a Test Fail for each Test. However, the Asset Representations Reviewer may provide additional information about any Asset Review Security that it determines in good faith to be material to the Asset Review.

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ARTICLE IV
ASSET REPRESENTATIONS REVIEWER

Section 4.1. Representations and Warranties.

(a) Representations and Warranties. The Asset Representations Reviewer represents and warrants to the Issuer as of the date of this Agreement:

(i) Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a_______________ in good standing under the laws of_______________ . The Asset Representations Reviewer is qualified as a_______________ in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(ii) Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(iii) No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (A) conflict with, or be a breach or default under, any indenture, agreement, guarantee or similar agreement or instrument under which the Asset Representations Reviewer is a party, (B) result in the creation or imposition of any Lien on any of the assets of the Asset Representations Reviewer under the terms of any indenture, agreement, guarantee or similar agreement or instrument, (C) violate the organizational documents of the Asset Representations Reviewer or (D) violate any law or, to the Asset Representations Reviewer’s knowledge, any order, rule or regulation that applies to the Asset Representations Reviewer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer, in each case, which conflict, breach, default, Lien or violation would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(iv) No Proceedings. To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the completion of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

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(v) Eligibility. The Asset Representations Reviewer is an Eligible Asset Representations Reviewer.

(b) Notice of Breach. On discovery by the Asset Representations Reviewer, the Issuer, the Depositor or the Trustee of a material breach of any of the representations and warranties in Section 4.1(a), the party discovering such breach will give prompt notice to the other parties.

Section 4.2. Covenants. The Asset Representations Reviewer covenants and agrees that:

(a) Eligibility. It will notify the Issuer, the Depositor and the Trustee promptly if it is not, or on the occurrence of any action that would result in it not being, an Eligible Asset Representations Reviewer.

(b) Review Systems. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Asset Review Security and the related Asset Review Materials to be individually tracked and stored as contemplated by this Agreement.

(c) Personnel. It will maintain adequate staff that is properly trained to conduct Asset Reviews as required by this Agreement. The Asset Representations Reviewer, at its discretion, may utilize the services of third parties, affiliates, and agents (“Agents”) to provide any Asset Review under this Agreement; provided, however, that the Asset Representations Reviewer has entered into confidentiality agreements with such Agents (or such Agents are otherwise bound by confidentiality obligations) the provisions of which are no less protective than those set forth in this Agreement. Any such Agent must be approved by the Trustee prior to engaging in any Asset Review under this Agreement. The Asset Representations Reviewer shall be responsible to the Trustee for the Asset Reviews provided by its Agents to the same extent as if provided by the Asset Representations Reviewer under this Agreement. The Trustee agrees to look solely to the Asset Representations Reviewer and not to any Agent for satisfaction of any claims the Trustee may have arising out of this Agreement or due to the performance or non-performance of services.

(d) Changes to Personnel. It will promptly notify the Depositor and the Trustee in the event that it undergoes significant management or staffing changes which would negatively impact its ability to fulfill its obligations under this Agreement.

(e) Maintenance of Asset Review Materials. It will maintain copies of any Asset Review Materials, Asset Review Reports and other documents relating to an Asset Review, including internal correspondence and work papers, for a period of two years after the termination of this Agreement.

Section 4.3. Fees and Expenses.

(a) Annual Fee. The Issuer will pay the Asset Representations Reviewer, as compensation for agreeing to act as the Asset Representations Reviewer under this Agreement, an annual fee in the amount of $_________. The annual fee will be paid on the Closing Date and on each anniversary of the Closing Date until this Agreement is terminated, payable pursuant to the priority of payments in Section [___] of the Trust Agreement.

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(b) Asset Review Fee. Following the completion of an Asset Review and the delivery to the Trustee of the Asset Review Report, or the termination of an Asset Review according to Section 3.4(e), and the delivery to the Trustee of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $_________ for each Asset Review Security for which the Asset Review was started (the “Asset Review Fee”). However, no Asset Review Fee will be charged for any Asset Review Security which was included in a prior Asset Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Review according to Section 3.4(e). If the detailed invoice is submitted on or before the first day of a month, the Asset Review Fee will be paid by the Issuer pursuant to the priority of payments in Section [___] of the Trust Agreement starting on or before the Settlement Date in that month. However, if an Asset Review is terminated according to Section 3.4(e), the Asset Representations Reviewer must submit its invoice for the Asset Review Fee for the terminated Asset Review no later than five (5) Business Days before the final Settlement Date in order to be reimbursed no later than the final Settlement Date. To the extent that such amounts were not previously paid by the Issuer or any other party, upon receipt of a detailed invoice, the Asset Representations Reviewer shall be entitled to payment by the Issuer of incurred but otherwise unpaid Asset Review Fees.

(c) Reimbursement of Travel Expenses. If the Trustee provides access to the Asset Review Materials at one of its properties, the Issuer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Asset Review upon receipt of a detailed invoice, payable pursuant to the priority of payments in Section [___] of the Trust Agreement. To the extent that such amounts were not previously paid by the Issuer or any other party, upon receipt of a detailed invoice, the Asset Representations Reviewer shall be entitled to payment by the Issuer of incurred but otherwise unpaid travel expenses.

(d) Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.7 and its reasonable out-of-pocket expenses it incurs in participating in the proceeding are not paid by a party to the dispute resolution within [ninety (90)] days of the end of the proceeding, the Issuer will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice, payable pursuant to the priority of payments in Section [___] of the Trust Agreement. To the extent that such amounts were not previously paid by the Issuer or any other party, upon receipt of a detailed invoice, the Asset Representations Reviewer shall be entitled to payment by the Issuer of incurred but otherwise unpaid expenses.

Section 4.4. Limitation on Liability. The Asset Representations Reviewer will not be liable to any person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement. In no event shall either party be liable to the other party for any incidental, special, indirect, punitive, exemplary or consequential damages.

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Section 4.5. Indemnification

(a) Indemnification by Asset Representations Reviewer. The Asset Representations Reviewer will indemnify each of the Issuer, the Depositor and the Trustee (both in its individual capacity and in its capacity as Trustee on behalf of the Certificateholders) and their respective directors, officers, employees and agents for all costs, expenses, losses, damages and liabilities resulting from (a) the willful misconduct, fraud, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement (b) the Asset Representations Reviewer’s breach of any of its representations or warranties or other obligations under this Agreement (c) its breach of confidentiality obligations or (d) any third party intellectual property claim. The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

(b) Indemnification of Asset Representations Reviewer. The Issuer will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents, for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement. The Issuer acknowledges and agrees that its obligation to indemnify the Asset Representations Reviewer in accordance with this Agreement shall survive termination of this Agreement. To the extent that such indemnities owed to the Asset Representations Reviewer were not previously paid by the Issuer or any other party, upon receipt of a detailed invoice, the Asset Representations Reviewer shall be entitled to payment by the Issuer of such incurred but otherwise unpaid indemnities.

Section 4.6. Right to Audit. During the term of this Agreement and not more than once per year (unless circumstances warrant additional audits as described below), the Trustee may audit the Asset Representations Reviewer’s policies, procedures and records that relate to the performance of the Asset Representation Reviewer under this Agreement to ensure compliance with this Agreement upon at least 10 business days’ notice. Notwithstanding the foregoing, the parties agree that the Trustee may conduct an audit at any time, in the event of (i) audits required by the Trustee’s governmental or regulatory authorities, (ii) investigations of claims of misappropriation, fraud, or business irregularities of a potentially criminal nature, or (iii) the Trustee reasonably believes that an audit is necessary to address a material operational problem or issue that poses a threat to the Trustee’s business.

Section 4.7. Delegation of Obligations. Subject to the terms of Section 4.2(c) of this Agreement, the Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer and the Trustee.

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Section 4.8. Confidential Information.

(a) Definitions. In performing its obligations pursuant to this Agreement, the parties may have access to and receive disclosure of certain Confidential Information about or belonging to the other, including but not limited to marketing philosophy, strategies (including tax mitigation strategies), techniques, and objectives; advertising and promotional copy; competitive advantages and disadvantages; financial results; technological developments; loan evaluation programs; customer lists; account information, profiles, demographics and Non-Public Personal Information (defined below); credit scoring criteria, formulas and programs; research and development efforts; any investor, financial, commercial, technical or scientific information (including, but not limited to, patents, copyrights, trademarks, service marks, trade names and dress, and applications relating to same, trade secrets, software, code, inventions, know-how and similar information) and any and all other business information (hereinafter “Confidential Information”).

(b) Use of Confidential Information. The parties agree that during the term of this Agreement and thereafter, Confidential Information is to be used solely in connection with satisfying their obligations pursuant to this Agreement, and that a party shall neither disclose Confidential Information to any third party, nor use Confidential Information for its own benefit, except as may be necessary to perform its obligations pursuant to this Agreement or as expressly authorized in writing by the other party, as the case may be.

Neither party shall disclose any Confidential Information to any other persons or entities, except on a “need to know” basis and then only: (i) to their own employees and Agents (as defined below); (ii) to their own accountants and legal representatives, provided that any such representatives shall be subject to subsection (d) below; (iii) to their own affiliates, provided that such affiliates shall be restricted in use and redisclosure of the Confidential Information to the same extent as the parties hereto. “Agents”, for purposes of this Section, mean each of the parties’ advisors, directors, officers, employees, contractors, consultants affiliated entities (i.e., an entity controlling, controlled by, or under common control with a party), or other agents. If and to the extent any Agent of the recipient receive Confidential Information, such recipient party shall be responsible for such Agent’s full compliance with the terms and conditions of this Agreement and shall be liable for any such Agent’s non-compliance.

(c) Compelled Disclosure. If a subpoena or other legal process seeking Confidential Information is served upon either party, such party will, to the extent not prohibited by law, rule or order, notify the other immediately and, to the maximum extent practicable prior to disclosure of any Confidential Information, will, at the other’s request and reasonable expense, cooperate in any lawful effort to contest the legal validity of such subpoena or other legal process. The restrictions set forth herein shall apply during the term and after the termination of this Agreement. All Confidential Information furnished to the Asset Representations Reviewer, the Depositor or Trustee, as the case may be, or to which the Asset Representations Reviewer, the Depositor or Trustee gains access in connection with this Agreement, is the respective exclusive property of the disclosing party.

(d) Use by Agents, Employees, Subcontractors. The parties shall take reasonable measures to prevent its Agents, employees and subcontractors from using or disclosing any Confidential Information, except as may be necessary for each party to perform its obligations pursuant to this Agreement. Such measures shall include, but not be limited to, (i) education of such Agents, employees and subcontractors as to the confidential nature of the Confidential Information; and (ii) securing a written acknowledgment and agreement from such Agents, employees and subcontractors that the Confidential Information shall be handled only in accordance with provisions no less restrictive than those contained in this Agreement. This provision shall survive termination of this Agreement.

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(e) Remedies. The parties agree and acknowledge that in order to prevent the unauthorized use or disclosure of Confidential Information, it may be necessary for a party to seek injunctive or other equitable relief, and that money damages may not constitute adequate relief, standing alone, in the event of actual or threatened disclosure of Confidential Information. In addition, the harmed party shall be entitled to all other remedies available at law or equity including injunctive relief.

(f) Exceptions. Confidential Information shall not include, and this Agreement imposes no obligations with respect to, information that:

(i) is or becomes part of the public domain other than by disclosure by a Party or its Agents in violation of this Agreement;

(ii) was disclosed to a Party prior to the Effective Date without a duty of confidentiality;

(iii) is independently developed by a Party outside of this Agreement and without reference to or reliance on any Confidential Information of the other Party; or

(iv) was obtained from a third party not known after reasonable inquiry to be under a duty of confidentiality.

The foregoing exceptions shall not apply to any Non-Public Personal Information or Personally Identifiable Financial Information, which shall remain confidential in all circumstances, except as required or permitted to be disclosed by applicable law, statute, or regulation.

(g) Return of Confidential Information. Subject to Section 4.2(e) of this Agreement, upon the request of a party, the other party shall return all Confidential Information to the other; provided, however, (a) each party shall be permitted to retain copies of the other party’s Confidential Information solely for archival, audit, disaster recovery, legal and/or regulatory purposes, and (b) neither party will be required to search archived electronic back-up files of its computer systems for the other party’s Confidential Information in order to purge the other party’s Confidential Information from its archived files; provided further, that any Confidential Information so retained will (i) remain subject to the obligations and restrictions contained in this Agreement, (ii) will be maintained in accordance with the retaining party’s document retention policies and procedures, and (iii) the retaining party will not use the retained Confidential Information for any other purpose.

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Section 4.9. Security and Safeguarding Information

(a) With respect to Confidential Information, each of the parties agrees that:

(i) It will use commercially reasonable efforts to safeguard and protect the confidentiality of any Confidential Information and agrees, warrants, and represents that it has or will implement and maintain appropriate safeguards designed to safeguard and protect the confidentiality of any Confidential Information.

(ii) It will not disclose or use Confidential Information provided except for the purposes as set in the Agreement, including as permitted under the Act and its implementing regulations, or other applicable law.

(iii) By the signing of this Agreement, each party certifies that it has a written, comprehensive information security program that is in compliance with federal and state laws that are applicable to its respective organization and the types of Confidential Information it receives.

(b) Asset Representations Reviewer will promptly notify the Depositor or the Trustee in the event it becomes aware of any unauthorized or suspected acquisition of data or Confidential Information that compromises the security, confidentiality or integrity of the Depositor’s or the Trustee’s Confidential Information, whether internal or external. The disclosure will include the date and time of the breach along with specific information compromised along with the monitoring logs, to the extent then known. The Asset Representations Reviewer will use commercially reasonable efforts to take remedial action to resolve such breach.

(c) The Asset Representations Reviewer will cooperate with and provide information to the Depositor and the Trustee regarding the Asset Representations Reviewer’s compliance with this Section 4.9.

ARTICLE V
RESIGNATION AND REMOVAL

Section 5.1. Resignation and Removal of Asset Representations Reviewer.

(a) Resignation of Asset Representations Reviewer. The Asset Representations Reviewer may not resign as Asset Representations Reviewer, except:

(i) upon determination that (A) the performance of its obligations under this Agreement is no longer permitted under applicable law and (B) there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law;

(ii) the Asset Representations Reviewer is no longer an Eligible Asset Representations Reviewer; or

(iii) with the consent of the Issuer.

The Asset Representations Reviewer will give the Issuer and the Trustee sixty (60) days’ prior notice of its resignation. Any determination permitting the resignation of the Asset Representations Reviewer under subsection (i) above must be evidenced by an Opinion of Counsel delivered to the Issuer, the Depositor and the Trustee. No resignation of the Asset Representations Reviewer will become effective until a successor Asset Representations Reviewer is in place.

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(b) Removal of Asset Representations Reviewer. The Issuer may remove the Asset Representations Reviewer and terminate all of its rights and obligations (other than as provided in Section 4.5) under this Agreement (i) if the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, (ii) on a breach of any of the representations, warranties, covenants or obligations of the Asset Representations Reviewer contained in this Agreement and (iii) on the occurrence of an Insolvency Event with respect to the Asset Representations Reviewer, by notifying the Asset Representations Reviewer and the Trustee of the removal.

(c) Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will become effective until a successor Asset Representations Reviewer is in place. The predecessor Asset Representations Reviewer will continue to perform its obligations under this Agreement until a successor Asset Representations Reviewer is in place.

Section 5.2. Engagement of Successor.

(a) Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer under Section 5.1, the Issuer will engage as the successor Asset Representations Reviewer a Person that is an Eligible Asset Representations Reviewer. The successor Asset Representations Reviewer will accept its engagement or appointment by executing and delivering to the Issuer, the Depositor and the Trustee an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement or entering into a new Asset Representations Review Agreement with the Issuer that is on substantially the same terms as this Agreement.

(b) Transition and Expenses. The predecessor Asset Representations Reviewer will cooperate with the successor Asset Representations Reviewer engaged by the Issuer in effecting the transition of the Asset Representations Reviewer’s obligations and rights under this Agreement. The predecessor Asset Representations Reviewer will pay the reasonable expenses of the successor Asset Representations Reviewer in transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the successor Asset Representations Reviewer.

Section 5.3. Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party, (c) which acquires substantially all of the assets of the Asset Representations Reviewer, or (d) succeeding to the business of the Asset Representations Reviewer, which Person is an Eligible Asset Representations Reviewer, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer, the Depositor and the Trustee an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law). No such transaction will be deemed to release the Asset Representations Reviewer from its obligations under this Agreement.

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ARTICLE VI
OTHER AGREEMENTS

Section 6.1. Independence of Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the Depositor, or the Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless expressly authorized by the Issuer, the Depositor and, with respect to the Trustee, the Trustee, the Asset Representations Reviewer will have no authority to act for or represent the Issuer, the Depositor or the Trustee and will not be considered an agent of the Issuer, the Depositor or the Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and any of the Issuer, the Depositor or the Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.2. No Petition. Each of the Trustee and the Asset Representations Reviewer, by entering into this Agreement, and the Trustee, by accepting the benefits of this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (b) the Certificates, it will not start or pursue against, or join any other Person in starting or pursuing against, the Depositor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.2 will survive the termination of this Agreement.

Section 6.3. Limitation of Liability of Trustee. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by _______________  , not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by_______________ but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on_______________, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) _______________ has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (v) under no circumstances shall_______________ be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents

Section 6.4. Termination of Agreement. This Agreement will terminate, except for the obligations under Section 4.5, on the earlier of (a) the payment in full of all outstanding Certificates and the satisfaction and discharge of the Trust Agreement and (b) the termination of the Issuer.

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ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1. Amendments.

(a) The parties may amend this Agreement:

(i) without the consent of the Certificateholders, to clarify an ambiguity or to correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer;

(ii) without the consent of the Certificateholders, if the Trustee delivers an Officer’s Certificate to the Issuer and the Depositor stating that the amendment will not have a material adverse effect on the Certificates; or

(iii) with the consent of the Certificateholders of a majority of the outstanding principal balance of each Class of Certificates materially and adversely affected by the amendment (with each affected Class voting separately.

(b) Notice of Amendments. The Trustee will give prior notice of any amendment to the Rating Agencies. Promptly after the execution of an amendment, the Trustee will deliver a copy of the amendment to the Rating Agencies.

Section 7.2. Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a) Assignment. Except as stated in Section 5.3, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer, the Depositor and the Trustee.

(b) Benefit of the Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns. The Sponsor and the Trustee (both in its individual capacity and in its capacity as Trustee for the benefit of the Certificateholders), will be third-party beneficiaries of this Agreement entitled to enforce this Agreement against the Asset Representations Reviewer, the Depositor and the Trustee. No other Person will have any right or obligation under this Agreement.

Section 7.3. Notices.

(a) Delivery of Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be considered given:

(i) on delivery or, for a letter mailed by registered first class mail, postage prepaid, three (3) days after deposit in the mail;

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(ii) for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii) for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv) for an electronic posting to a password-protected website to which the recipient has access, on delivery (without the requirement of confirmation of receipt) of an email to that recipient stating that the electronic posting has occurred.

(b) Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be delivered or addressed as stated in Section 17.03 of the Trust Agreement or at another address as a party may designate by notice to the other parties.

Section 7.4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE, GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 7.5. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and, as applicable, its property, in any legal action relating to this Agreement, the Basic Documents or any other documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Basic Documents or the transactions contemplated hereby.

Section 7.6. No Waiver; Remedies. No party’s failure or delay in exercising any power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of any power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 7.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.9. Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart shall be an original regardless of whether delivered in physical or electronic form, and all counterparts will together be one document.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

GNMAG ASSET BACKED SECURITIZATIONS TRUST, SERIES____,

By: [TRUSTEE], not in its individual capacity but solely as Trustee on behalf of the Trust.

By:
Name:
Title:

GNMAG ASSET BACKED SECURITIZATIONS, LLC.,
as Depositor

By:
Name:
Title:

______________________,
as Trustee

By:
Name:
Title:

______________________,
as Asset Representations Reviewer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

Schedule A

Representations and Warranties and Procedures to be Performed

Representation

1. Conveyance of Agency Securities. The Depositor is duly authorized to so deliver the Agency Securities transferred by it to the Issuer.

Documents

Procedures to be Performed

A.

B.

C.

D. If steps A through C are confirmed, then Test Pass.

Representation

2. Agency Securities are Free and Clean of Liens. At the time of delivery of the applicable Agency Securities, the Depositor’s interest in such Agency Securities is free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest created by the Depositor.

Documents

Procedures to be Performed

A. Review the Agency Security;

i.	Confirm the Agency Security had no lien or claim filed. Also, confirm there is no tax lien for this Agency Security.

ii.	Confirm that no other lien holder is listed and has not been sold, assigned, or transferred to any other entity.

B.

C.

D.

E. If steps A through C are confirmed, then Test Pass.

Representation

3. Agency Securities are Free of Continuing Claims by Depositor. Depositor’s delivery of the Agency Securities is irrevocable and free of any continuing claim by the Depositor except such as the Depositor may have as a Certificateholder.

Documents

Procedures to be Performed

A.

B. If step A is confirmed, then Test Pass.

Representation

4. UCC Status of Conveyed Assets. Each item of the Conveyed Assets is comprised of “investment property”, “instruments”, “tangible chattel paper”, “accounts”, “security entitlements” or “general intangibles,” which shall in each case have the meaning defined in the Uniform Commercial Code.

Documents

Procedures to be Performed

A.

B. If step A is confirmed, then Test Pass.

Representation

5. Perfection of Transfer. The Depositor has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Conveyed Assets Transferred to the Trustee under the Trust Agreement.

A-2

Documents

Procedures to be Performed

A.

B.

C. If steps A through B are confirmed, then Test Pass.

A-3